EXHIBIT 99.3

Spirit Airlines, Inc.

Fleet Plan as of February 8, 2024

	A319 CEO	A320 CEO	A320 NEO	A321 CEO	A321 NEO	Total
Total Aircraft Year-end 2023 (1)	19	64	84	30	8	205
1Q24	(7)	—	3	—	4	—
2Q24	(3)	—	4	—	4	5
3Q24	(1)	—	—	—	9	8
4Q24	(6)	—	—	—	3	(3)
Total Aircraft Year-end 2024 (1)	2	64	91	30	28	215
1Q25	—	—	—	—	4	4
2Q25	(2)	—	2	—	5	5
3Q25	—	—	2	—	3	5
4Q25	—	—	2	—	3	5
Total Aircraft Year-end 2025 (1)	—	64	97	30	43	234

Note:
(1) Includes the exit of A319ceo aircraft.

Seat Configurations

Aircraft Type	**Seats**
A319 CEO	145
A320 CEO/NEO	182/182
A321 CEO/NEO	228/235